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                                                                   EXHIBIT 11




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in the Post-Effective Amendment No. 11 to Registration Statement Form N-1A (File No. 33-63300) of our report dated
June 27, 1997, on our audits of the financial statements and financial highlights of The Reserve Private Equity Series to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended.



We also consent to the references to our firm under the caption "Financial Highlights" in the prospectus and "Independent Accountants" in the Statements of Additional Information.





                                                COOPERS & LYBRAND L.L.P.



New York, New York
September 29, 1997